UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2018

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 252-9601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 15, 2018, Brown & Brown, Inc. (the “Company”) and its wholly owned subsidiary BBHG, Inc (“Buyer”) completed the previously announced acquisition of certain assets and assumption of certain liabilities (the “Acquisition”) of The Hays Group, Inc., a Minnesota corporation (“THG”), The Hays Group Of Wisconsin LLC, a Minnesota limited liability company (“THGW”), The Hays Benefits Group, LLC, a Minnesota limited liability company (“THBG”), PlanIT, LLC, a Minnesota limited liability company (“PlanIT”), The Hays Benefits Group of Wisconsin, LLC, a Minnesota limited liability company (“THBGW”), and The Hays Group of Illinois, LLC, a Minnesota limited liability company (“THGI”); and Claims Management of Missouri, LLC, a Missouri limited liability company (dba MMMA Claims Management) (“MMMA,” and together with THG, THGW, THBG and PlanIT, each a “Seller” and collectively, the “Sellers”) pursuant to the terms of the asset purchase agreement entered into between the Company, the Buyer, the Sellers, and THG, as the Sellers’ Representative (the “Sellers’ Representative”), dated as of October 22, 2018, as previously disclosed in the Current Report on Form 8-K filed by the Company (the “Asset Purchase Agreement”). At closing, the Company and Buyer delivered a payment of $705 million, consisting of $605 million in cash delivered to the Sellers’ Representative and the issuance to certain key owners of one or more of the Sellers’ of 3,376,103 shares of common stock, par value $0.10, of the Company (the “Shares”).

The Buyer paid the cash consideration using a combination of cash from operations and borrowings under the Company’s Amended and Restated Credit Agreement, dated June 28, 2017, with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Royal Bank of Canada, and SunTrust Bank and co-syndication agents, and U.S. Bank National Association, BMO Harris Bank, N.A., Fifth Third Bank, Wells Fargo Bank, National Association, and PNC Bank, National Association as co-documentation agents (the “Revolving Credit Facility”). The Company borrowed approximately $600 million under its Revolving Credit Facility in connection with the closing of the Acquisition.

Item 3.02 Unregistered Sales of Equity Securities

The description set forth under Item 2.03 of this Current Report on Form 8-K related to the issuance of Shares as consideration for the Acquisition is incorporated into this Item 3.02 by reference. The Shares were issued in a private placement in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The recipients of the Shares agreed, subject to customary exceptions, to a five-year lock-up on the sale, pledge, or other disposition of the Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 15, 2018, pursuant to the Asset Purchase Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board from twelve directors to thirteen directors and appointed Mr. James C. Hays to serve as a director of the Company, effective immediately. Mr. Hays is not expected to join any Board committees at this time.

In connection with the Acquisition, Mr. Hays received cash consideration in the amount of approximately $247 million and 337,610 shares of common stock, par value $0.10, of the Company. In addition, Mr. Hays directed the Company to issue an additional 1,668,049 shares of common stock, par value $0.10, of the Company that Mr. Hays would have otherwise received in connection with the Acquisition to an irrevocable trust of which Mr. Hays’ children and grandchildren are beneficiaries.

In addition, effective as of November 16, 2018, Mr. Hays became employed by the Company as Vice Chairman, and he entered into an Employment Agreement with the Company that provides for payment of an annual base salary of $517,000 for a three-year term of employment, after which time this amount will be as mutually agreed upon between Mr. Hays and the Company, and which provides that the Company will terminate the agreement only “with cause” during the initial three-year term.  Pursuant to his Employment Agreement, Mr. Hays is also eligible during the initial three-year term to participate in the Company’s Senior Leader Bonus Program in effect from time to time, and his bonus target under the Senior Leader Bonus Program is $700,000. The Company has determined that Mr. Hays is not an executive officer.

Mr. Hays also entered into a Non-Competition, Non-Solicitation, Confidentiality and Non-Disclosure Agreement which includes five-year non-competition and non-solicitation covenants.  In addition, Mr. Hays’ Employment Agreement includes a prohibition on directly or indirectly soliciting or servicing our clients or soliciting our employees to leave their employment with us.

In addition, in connection with the Acquisition, Mr. Hays’ daughter, Jessica Whinnery, became employed by a subsidiary of the Company as a Benefits Consultant in the Company’s new Minneapolis, Minnesota office. Her total annual compensation is expected to be approximately $161,000, consisting of a base salary of approximately $127,000 and an expected bonus of approximately of $34,000.

Item 7.01 Regulation FD Disclosure

On November 16, 2018, the Company issued a press release announcing the closing of the Acquisition.  The press release is attached as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

November 16, 2018	By:	/s/ R. Andrew Watts
R. Andrew Watts
Executive Vice President, Treasurer and
Chief Financial Officer